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                                                                   EXHIBIT 10.28

                               BRUNSWICK CORPORATION
                         ELECTIVE DEFERRED COMPENSATION PLAN

                                      SECTION 1

                                       GENERAL

     1.1. PURPOSE. Brunswick Corporation Elective Deferred Compensation Plan (the "Plan") has been established by Brunswick Corporation (the "Company") so that it, and each of the Related Companies which, with the consent of the Company, adopts the Plan may provide its eligible employees with an opportunity to build additional financial security, thereby aiding such companies in attracting and retaining employees of exceptional ability.

     1.2.      EFFECTIVE DATE.  The "Effective Date" of the Plan is January 1,
1997.

     1.3 RELATED COMPANIES AND EMPLOYERS. For purposes of the Plan, the term "Related Company" means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least 50% of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company, by any entity that is a successor to the Company, or by any entity that is a Related Company by reason of clause (i) next above. The Company and each Related Company which, with the consent of the Company, adopts the Plan for the benefit of its eligible employees are referred to below collectively as the "Employers" and individually as an "Employer." A Related Company may adopt the Plan by action of its Board of Directors; provided that a Related Company will be considered to have adopted the Plan for its Eligible Employees (without the need for action by its Board of Directors) if an executive officer of the Related Company announces such adoption to the Eligible Employees.

     1.4 OPERATION AND ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in the Human Resources and Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). In controlling and managing the operation and administration of the Plan, the Committee shall have the rights, powers and duties set forth in Section 7. Capitalized terms in the Plan shall be defined as set forth in the Plan.

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     1.5.      PLAN YEAR.  The term "Plan Year" means the calendar year.

     1.6. APPLICABLE LAW. The Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.7. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.8. NOTICES. Any notice or document required to be filed with the Plan Administrator or the Committee under the Plan will be properly filed if delivered or mailed to the Plan Administrator, in care of the Company, at its principal executive offices. The Plan Administrator may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled to notice.

     1.9. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Plan Administrator at such times, in such form, and subject to such restrictions and limitations as the Plan Administrator shall require.

     1.10. BENEFITS UNDER QUALIFIED PLANS. Compensation of any Participant that is deferred under the Plan, and benefits payable under the Plan, shall be disregarded for purposes of determining the benefits under any plan that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986.

     1.11. OTHER COSTS AND BENEFITS. The Plan is intended to defer, but not to eliminate, payment of compensation to a Participant. Accordingly, if any compensation or benefits that would otherwise be provided to a Participant in the absence of the Plan are reduced or eliminated by reason of deferral under the Plan, the Company shall equitably compensate the Participant for such reduction or elimination. However, no reimbursement will be made for increased taxes resulting from benefits under the Plan (whether resulting from a change in individual income tax rates or otherwise).

     1.12. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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     1.13      ACTION BY EMPLOYERS.  Any action required or permitted to be taken by any Employer shall be by resolution of its board of directors, or by a duly authorized officer of the Employer.

                                      SECTION 2

                                    PARTICIPATION

     2.1. PARTICIPANT. Subject to the terms of the Plan, an individual shall be eligible to make deferrals under the Plan during any period he or she is an Eligible Employee. For purposes of the Plan, the term "Eligible Employee" for any period shall mean any employee of any Employer who is designated as an Eligible Employee for that period, either by individual designation by the Committee, or by being a member of a group designated by the Committee.

     2.2. DEFERRAL ELECTION. An Eligible Employee shall participate in the Plan by electing to defer payment of all or a portion of his Eligible Compensation pursuant to the terms of a "Deferral Election." An individual's Deferral Election shall be filed at such time and in such form as may be determined by the Committee from time to time. Except as otherwise provided by the Committee, a Participant may not revoke any deferral elections. The Committee may revoke a Participant's Deferral Election as of the date on which the Participant ceases to be an Eligible Employee (provided that this sentence shall not be construed to permit the Committee to revoke a Distribution Election by reason of the Participant ceasing to be an Eligible Employee).

     2.3. ELIGIBLE COMPENSATION. For purposes of the Plan, a Participant's "Eligible Compensation" from any Employer for any Plan Year means such amounts as would otherwise be payable to him by the Employer, and which are designated by the Committee as compensation eligible for deferral in accordance with the Plan.

     2.4. PLAN NOT CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

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                                      SECTION 3

                                   PLAN ACCOUNTING

     3.1. ACCOUNTS. The Plan Administrator shall establish an Account for each Participant who has filed a Deferral Election. If a Participant's Eligible Compensation subject to a Deferral Election would otherwise be payable from more than one Employer, a separate Account shall be established for the Participant with respect to the Eligible Compensation from each such Employer.

     3.2. ADJUSTMENT OF ACCOUNTS. Each Account shall be adjusted in accordance with this Section 3 in a uniform manner as of such periodic "Accounting Dates" as may be determined by the Plan Administrator from time to time (which Accounting Dates shall be not less frequent than monthly). As of each Accounting Date, the balance of each Account shall be adjusted as follows:

               (a) FIRST, charge to the Account balance the amount of any distributions under the Plan with respect to that Account that have not previously been charged;

               (b) THEN, adjust the Account balance for the applicable Investment Return Rate(s); and

               (c) THEN, credit to the Account balance the amount to be credited to that Account in accordance with subsection 3.3 that have not previously been credited.

     3.3. CREDITING UNDER DEFERRAL ELECTION. The balance of a Participant's Account for any Plan Year shall be credited, in accordance with the provisions of paragraph 3.2(c), with the amount by which his Eligible Compensation for the year is reduced pursuant to a Deferral Election. Such crediting shall occur as of the date on which such Eligible Compensation would otherwise have been paid to the Participant by the Employer were it not for the reduction made pursuant to the Deferral Election or, if such date is not an Accounting Date, as of the first Accounting Date occurring thereafter.

     3.4. INVESTMENT RETURN RATES. The "Investment Return Rate(s)" with respect to the Account(s), or portions of the Account(s), of any Participant for any period shall be the Investment Return Rate(s) elected by the Participant in accordance with

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subsection 3.5 from among such investment alternatives (if any) for that period which, in the discretion of the Committee, are offered from time to time under this subsection 3.4.

     3.5. SELECTION OF INVESTMENT RETURN RATE. The Investment Return Rate alternatives under the Plan, and a Participant's ability to choose among Investment Return Rate alternatives, shall be determined in accordance with rules established by the Committee from time to time; provided, however, that the Committee may not modify the Investment Return Rate with respect to periods prior to the adoption of the modification.

     3.6. STATEMENT OF ACCOUNTS. As soon as practicable after the end of each Plan Year, and at such other times as determined by the Committee or the Chief Executive Officer of the Company, the Company shall provide each Participant having one or more Accounts under the Plan with a statement of the transactions in his Accounts during that year and his Account balances as of the end of the year.

                                      SECTION 4

                                    DISTRIBUTIONS

     4.1. GENERAL. Subject to this Section 4 and Section 5 (relating to Change in Control), the balance of a Participant's Account(s) with respect to any year shall be distributed in accordance with the Participant's Distribution Election. In no event shall the amount distributed with respect to any Participant's Account as of any date exceed the amount of the Account balance as of that date.

     4.2. DISTRIBUTION ELECTION. A Participant's Deferral Election shall specify the manner (including the time and form of distribution) in which the Participant's Account(s) shall be distributed, subject to such restrictions and limitations as may be imposed by the Committee. Except as provided in subsection 5.1, no distribution may be made under the Plan to the extent that distribution would cause the Participant to have compensation that is not deductible by reason of section 162(m) of the Internal Revenue Code of 1986, and payment of such amounts will be deferred in accordance with the applicable terms of the Company's plans or arrangements relating to such deferral.

     4.3. BENEFICIARY. Subject to the terms of the Plan, any benefits payable to a Participant under the Plan that have not been paid at the time of the Participant's death

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shall be paid at the time and in the form determined in accordance with the foregoing provisions of the Plan, to the beneficiary designated by the Participant in writing filed with the Plan Administrator in such form and at such time as the Plan Administrator shall require. A beneficiary designation form will be effective only when the signed form is filed with the Plan Administrator while the Participant is alive and will cancel all beneficiary designation forms filed earlier. If a deceased Participant failed to designate a beneficiary, or if the designated beneficiary of a deceased Participant dies before him or before complete payment of the Participant's benefits, the amounts shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and his designated beneficiary.

     4.4. DISTRIBUTIONS TO DISABLED PERSONS. Notwithstanding the provisions of this Section 4, if, in the Plan Administrator's opinion, a Participant or beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Plan Administrator may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment shall be in lieu of any such payment to such Participant or beneficiary. Thereafter, any benefits under the Plan to which such Participant or beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

     4.5. BENEFITS MAY NOT BE ASSIGNED. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part hereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for payment of any debts, judgements, alimony or separate maintenance owed by the Participant or any other person, or be transferred by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

     4.6. OFFSET. Notwithstanding the provisions of subsection 4.5, if, at the time payments are to be made under the Plan, the Participant or beneficiary or both are indebted or obligated to any Employer or Related Company, then the payments remaining to be made to the Participant or the beneficiary or both may, at the discretion of the Plan Administrator, be reduced by the amount of such indebtedness, or obligation, provided, however, that an election by the Plan Administrator not to reduce

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any such payment shall not constitute a waiver of the claim for such indebtedness or obligation.

                                      SECTION 5

                                  CHANGE IN CONTROL

     5.1. DISTRIBUTION ON CHANGE IN CONTROL. Each Deferral Election shall be automatically revoked as of the date on which a Change in Control occurs, and no new Deferral Election shall be accepted for any date after the date of a Change in Control. Upon the occurrence of a Change in Control, each Participant shall receive a lump sum distribution equal to the Participant's Account balances determined as of the date of the Change in Control. Such distributions shall be made to Participants regardless of any elections that may otherwise be applicable to them under the Plan, and shall be made as soon as practicable after the date of such Change in Control, but in no event later than 15 days after the occurrence of such Change in Control. Payments under this subsection
5.1 shall be in lieu of any amounts that would otherwise be payable after the date as of which the Participant's Account balance is determined for purposes of payment under this subsection.

     5.2. CHANGE IN CONTROL DEFINITION. For purposes of the Plan, the term "Change in Control" means the occurrence of any of the following events:

                    (a) Any Person is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 30% or more of the total voting power of the Company's then outstanding stock, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (d) below.

                    (b) A tender offer (for which a filing has been made with the Securities and Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board of Directors of the Company, then the first to occur of:

                         (i) any time during the offer when the Person making the offer owns or has accepted for payment the

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                                Company's stock with 25% or more of the total
                                voting power of the Company's stock; or

                         (ii) three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting power of the Company stock when the offer terminates.

                    (c) Individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

                    (d) There is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities.

                    (e) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company voting stock immediately prior to such sale.

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                    (f)  The occurrence of events resulting in an Affiliate (the
                         "Transferred Company") ceasing to satisfy the definition of an "Affiliate" as set forth in this
                         Section 5.  However, the circumstances described in
                         this paragraph (f) shall constitute a "Change in Control" only with respect to individuals who are employed at the Transferred Company immediately before the events constituting the Change in Control under this paragraph (f), and then only with respect to individuals who are not employed by the Company or an Affiliate at any time during the 30-day period following the events constituting the Change in Control. For purposes of this paragraph (f), shares of the Company that are beneficially owned by an employee benefit plan (including a fiduciary of such plan) maintained by the Company or an Affiliate shall be treated as not outstanding.

                    (g) Substantially all of the business and assets of an Affiliate, or substantially all of the business and assets of any division of the Company (the "Transferred Business") are transferred to a business other than the Company or an Affiliate; provided, however, that the circumstances described in this paragraph (g) shall constitute a "Change in Control" only with respect to individuals who are employed at the Transferred Business immediately before the events constituting the Change in Control under this paragraph (g), and then only with respect to individuals who are not employed by the Company or an Affiliate at any time during the 30-day period following the events constituting the Change in Control.

               For purposes of this subsection 5.1:

               (I) The term "Person" shall mean any person (as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act) other than (1) any employee plan established by the Company, (2) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange
                      Act), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly by stockholders of the Company in substantially the same proportions as their ownership of the Company.

               (II) The term "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

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               (III)  The term "Affiliate" means (i) any corporation,
                      partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least 50% of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company, by any entity that is a successor to the Company, or by any entity that is an Affiliate by reason of clause (i) next above.

                                      SECTION 6

                              SOURCE OF BENEFIT PAYMENTS

     6.1.  LIABILITY FOR BENEFIT PAYMENTS.  Subject to the provisions of this
Section 6, an Employer shall be liable for payment of benefits under the Plan with respect to any Participant to the extent that such benefits are attributable to the deferral of compensation otherwise payable by that Employer to the Participant. Any disputes relating to liability of Employers for benefit payments shall be resolved by the Committee.

     6.2. NO GUARANTEE. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

                                      SECTION 7

                                      COMMITTEE

     7.1. POWERS OF COMMITTEE. Responsibility for the day-to-day administration of the Plan shall be vested in the Plan Administrator, which shall be the Committee. The authority to control and manage all other aspects of the operation and administration of the Plan shall also be vested in the Committee. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to

                                          10
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the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Except as otherwise specifically provided by the Plan, any determinations to be made by the Committee under the Plan shall be decided by the Committee in its sole discretion. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     7.2. DELEGATION BY COMMITTEE. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until the Committee takes action to the contrary:

               (a) The Chief Executive Officer of the Company shall be delegated the power and responsibility to take all actions assigned to or permitted to be taken by the Committee under Section 2, Section 3, and Section 4 (other than the powers and responsibility of the Plan Administrator).

               (b) The powers and responsibilities of the Plan Administrator shall be delegated to the Vice President - Human Resources (or his delegate) of the Company, subject to such direction as may be provided to the Vice President - Human Resources or his delegate from time to time by the Committee and the Chief Executive Officer of the Company.

     7.3. INFORMATION TO BE FURNISHED TO COMMITTEE. The Employers and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and Eligible Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

     7.4. LIABILITY AND INDEMNIFICATION OF COMMITTEE. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee

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of the Employers.  The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                      SECTION 8

                              AMENDMENT AND TERMINATION

     The Committee may, at any time, amend or terminate the Plan (including the rules for administration of the Plan), subject to the following:

     (a) Subject to the following provisions of this Section 8, no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under the Plan.

     (b) The Committee may revoke the right to defer Eligible Compensation under the Plan; provided, however, that, except as may be approved by the Board, no such revocation shall apply to the Eligible Compensation of any Participant to the extent that the revocation is adopted by the Committee after the date the Eligible Compensation is otherwise required to be credited to the Participant's Account under the Plan.

     (c) The Plan may not be amended to delay the date on which benefits are otherwise payable under the Plan without the consent of each affected Participant. The Committee, with the approval of the Board, may amend the Plan to accelerate the date on which Plan benefits are otherwise payable under the Plan.

     (d) The Committee, with the approval of the Board, may amend the Plan to accelerate the date on which Plan benefits are otherwise payable under the Plan, and eliminate all future deferrals under the Plan, thereby terminating the Plan.

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


     (e) The Committee may amend the Plan to modify or eliminate any Investment Return Rate alternative, except that any such amendment may not modify the Investment Return Rate with respect to periods prior to the adoption of the amendment.

     (f) Notwithstanding any other provision of the Plan to the contrary, neither the Committee nor the Board may delegate its rights and responsibilities under this Section 8; provided, however, that, the Board of Directors may, from time to time, substitute itself, or another committee of the Board, for the Human Resources and Compensation Committee under this Section 8.

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